AURELIO RESOURCE CORPORATION COMPLETES

PRIVATE PLACEMENT OF $1.33 MILLION

LITTLETON, COLORADO, June 7, 2007 Press Release #07-09

Aurelio Resource Corporation (AULO: OTCBB, Frankfurt: F3RA) is pleased to announce the completion of a private placement for US $1.33 million. Participation came from investors in Canada, Austria, United States, and United Kingdom. Two year warrants will provide the potential of an additional $1.2 million.

More than 50% of the raised funds will be used in a drilling program aimed at expanding the current resource of copper, zinc, silver and gold at the company's Hill Copper project in Arizona.

Further focus will be directed towards additional land acquisitions, engineering and general corporate purposes.

This news release does not constitute an offer of any securities for sale.

On Behalf of the Board of Directors:

Contact: Dr. Fred W. Warnaars Diane Dudley

President & CEO Investor Relations

Phone: 303.795.3030

800.803.1371

303.945.7273 (direct)

For additional information, please visit our website (www.AurelioResources.com) and/or send an email to DianeD@AurelioResources.com